                                                                   EXHIBIT 10.49

                                 PROMISSORY NOTE


$1,925,000.00                                                  December 24, 1998

1. For value received, the undersigned, TNCA HOLDING LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of TECHNICLONE CORPORATION, a Delaware corporation ("Payee"), the principal sum of One Million Nine Hundred Twenty Five Thousand Dollars ($1,925,000) with interest at the rates set forth below. Interest shall commence to accrue at the rate of seven percent (7%) per annum from the date hereof with monthly payments based on an amortization period of twenty (20) years. Commencing on December 1, 2001, the outstanding principal balance shall bear interest at the rate of seven and one-half percent (7-1/2%) per annum.

2. Commencing January 1999 and continuing through December 2001, principal and accrued interest shall be payable in equal monthly installments of Fourteen Thousand Nine Hundred Twenty Four and 50/100 Dollars ($14,924.50) each pursuant to the terms of the escrow agreement with Wilmington Trust Company of even date herewith (the "Escrow Agreement"), a copy of which is attached as Exhibit "A" hereto, but in no event later than the fifteenth (15th) of the month (the "Payment Date"). Commencing January, 2002, principal and accrued interest shall be payable on the Payment Date in equal monthly installments of Fifteen Thousand Four Hundred Forty and 83/100 Dollars ($15,440.83) until fully paid. On the earlier to occur of December 1, 2010, or the date that fee title to that certain real property legally described in the attached Exhibit "B" is conveyed, assigned, or transferred by TNCA, LLC, a Delaware limited liability company ("Subsidiary"), the outstanding principal balance and any and all accrued interest then due and payable shall be paid in full to Payee by Maker.

3. Notwithstanding the provisions of the first two sentences set forth in paragraph 2 of this Promissory Note ("Note"), in the event that Finova Realty Capital, Inc., a Delaware corporation ("Lender") fails to release funds to Subsidiary pursuant to the terms of the Lock Box Agreement (hereinafter, a "Cash Sweep") in connection with that certain loan of even date herewith ("Loan") by Lender to Subsidiary, solely as a result of Payee's failure to comply with the provisions attached and incorporated hereto as Exhibit "C," then all monthly payments of principal and interest due under this Note shall be suspended during the time the Cash Sweep is in effect. No additional interest will accrue on the principal outstanding balance of the Note during the time Note payments are suspended, however, if Lender pays Subsidiary interest on the cash swept, Maker shall pay to Payee an amount equal to the interest allocable to Note payments otherwise due hereunder. Upon Payee's compliance with the provisions of Exhibit "C" and Lender's resumption of disbursement of funds, Maker shall resume monthly Note payments as set forth in paragraph 2 of this Promissory Note. Upon attainment of the total Tenant Improvement and Leasing Commissions Reserve required by Lender under the provisions of the Lock Box Agreement set forth in Exhibit "C", Maker shall commence making additional monthly payments to Payee of Four Thousand Five Hundred Seventy Eight and no/100 Dollars ($4,578) until such time as the amount of suspended Note payments have been paid in full. The provisions of this paragraph 3 shall not apply, and Note payments shall not be suspended, in the event of a Cash Sweep resulting from Subsidiary's failure to comply with any of the provisions of Exhibit "C".




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4.       Both principal and interest shall be payable to Payee at 14282 Franklin
         Avenue, Tustin, CA 92780, or at any other place hereafter designated in writing by the holder(s) and delivered to Maker. All sums shall be deemed paid upon receipt of same by the holder(s) hereof.

5. This Promissory Note is secured by that certain Pledge and Security Agreement ("Pledge Agreement") of even date herewith executed by all of the members of Maker.

6. Payments on this Promissory Note shall be applied first to payment of any late charges, second to payment of accrued interest and third to the outstanding principal. If any installment payment on this Promissory Note is not paid within five (5) days of when due, Maker shall pay to the holder hereof an amount equal to six percent (6%) of such overdue installment, plus interest at the rate equal to the Bank of America prime (reference) rate plus two percent (2%) (which amounts are together called the "Late Charge").

7. Maker shall have the right to prepay all or any portion of the indebtedness evidenced by this Promissory Note at any time without premium or penalty.

8. Subject in all events to the provisions of Section 9 hereof, (i) if Maker fails to pay in full any monthly installment of principal and interest or any other sums required to be paid pursuant to this Promissory Note within five (5) days of the due date, or (ii) if any of Maker's members default in the performance or observance of any covenant or condition contained in the Pledge Agreement and such default is not cured within thirty (30) days after receipt of written notice of such default, or (iii) if, pursuant to that certain lease ("Lease") dated as of December ___, 1998 between Subsidiary, as landlord, and Payee, as tenant, with respect to certain real property and improvements located in Tustin, CA, particularly described in the Lease ("Premises"), Payee, or the then tenant under the Lease, is required to purchase the Premises from Subsidiary in accordance with the terms of the Lease, or (iv) if the Lease terminates because of a default on the part of Subsidiary, or (v) if the first trust deed against the Premises is foreclosed upon by the mortgage holder because of a default by Subsidiary, unless such foreclosure is caused by the failure of Payee (or the then tenant under the Lease) to pay any sum due under the Lease, or (vi) if there is a violation of Maker's operating agreement which is materially adverse to Payee, then and in any of such events, the holder of this Promissory Note may, without further notice, immediately declare to be due and payable the entire outstanding indebtedness evidenced by this Promissory Note.

9. Notwithstanding any provisions of this Promissory Note to the contrary, the performance of Maker's obligations pursuant to this Promissory Note are conditioned upon Payee, as tenant under the Lease, timely tendering to Subsidiary all rent, charges and monetary obligations under the Lease ("Lease Payments") as and when the same become due and payable in accordance with the terms of the Lease. In the event that Payee is late in tendering any Lease Payment to Subsidiary, then the applicable due date for Maker's performance of any of Maker's obligations under this Promissory Note shall automatically be extended for the same period of time that Payee was delinquent in the payment of such Lease Payment. Further, in the event that the Lease is terminated pursuant to Section 10 of the Lease due to a default on the part of Payee as tenant thereunder, then, in such event, this Promissory Note shall be deemed to be immediately satisfied in full and Maker shall have no further obligation to Payee hereunder.




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10.      The payment obligations of Maker under this Promissory Note may not be assigned without the consent of Payee, which such consent shall not be unreasonably withheld.

11. Subject to the provisions of Section 9 above, this Promissory Note shall be binding Maker and its successors and assigns.

                                   TNCA  HOLDING LLC,
                                   a Delaware limited liability company

                                   By: C. Frederick Wehba II 1998 Trust, Manager


                                   By: /S/ CHAD W. WEHBA
                                       -----------------------------------------
                                       Chad W. Wehba, Trustee





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                                   EXHIBIT "A"

                        WILMINGTON TRUST ESCROW AGREEMENT


                                ESCROW AGREEMENT
                                ----------------


         THIS AGREEMENT (the "Escrow Agreement"), is made as of this _____ day of December 1998, by and among, TNCA, LLC a Delaware limited liability company as "Purchaser," TECHNICLONE CORPORATION, a Delaware corporation, as "Seller", and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as "Escrow Agent".

         WHEREAS, Purchaser is acquiring certain real property from Seller located at 14272 and 14282 Franklin Avenue, Tustin, California (the "Property"); and

         WHEREAS, Purchaser has delivered to Seller a promissory note ("Note") issued by TNCA Holding, LLC, a Delaware limited liability company, in the amount of One Million Nine Hundred Twenty Five Thousand Dollars ($1,925,000) in connection with its acquisition of the Property, a true and correct copy of which is attached hereto as Exhibit "1."

         WHEREAS, the monthly amount due Seller on the Note for the period January 1999 through December 2001 is Fourteen Thousand Nine Hundred Twenty Four and 50/100 Dollars ($14,924.50).

         WHEREAS, the monthly amount due Seller on the Note for the period January, 2002 until paid in full is Fifteen Thousand Four Hundred Forty and 83/100 Dollars ($15,440.83).

         NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

I.       DESIGNATION AS ESCROW AGENT.

         Subject to the terms and conditions hereof, Purchaser and Seller hereby appoint Wilmington Trust Company as Escrow Agent and Wilmington Trust Company hereby accepts such appointment.

II.      DEPOSIT OF ESCROW FUNDS.

         (a) Upon execution of this Escrow Agreement, Purchaser shall deposit the sum of One Hundred Dollars ($100.00) into an account (the "Escrow Account") established with Escrow Agent. In addition to such initial deposit, Escrow Agent shall receive a monthly amount from Finova Realty Capital, Inc., a Delaware corporation ("FCR") for immediate deposit into the Escrow Account. At all times from and effect the date of this Agreement, Purchaser shall be the sole owner of the Escrow Account.

         (b) Escrow Agent will hold the initial deposit and all subsequent deposits from FRC in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom, in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.




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         (c) Unless otherwise directed by Purchaser, Escrow Agent shall invest the Escrow Account solely in securities issued or guaranteed by the United States or an agency thereof, or in securities of mutual funds the assets of which are invested in securities issued or guaranteed by the United States or an agency thereof, or in repurchase agreements involving securities issued or guaranteed by the United States or an agency thereof, or in certificates of deposit issued by banks.

III. DISBURSEMENT OF ESCROW ACCOUNT. Escrow Agent will make the following disbursements to Purchaser and Seller on the first business day of each month or as soon thereafter as possible (the "Disbursement Date").

         (a) To Seller, provided Escrow Agent holds, on the date which is five
(5) business days preceding the Disbursement Date, funds sufficient to fully satisfy such disbursement, the sum of Fourteen Thousand Nine Hundred Twenty Four and 50/100 Dollars ($14,924.50) for the period January 1999 through December 2001, and the sum of Fifteen Thousand Four Hundred Forty and 83/100 Dollars ($15,440.83) for the period January 2002 until the Note is fully paid.

         (b) To Purchaser, the amount remaining in the Escrow Account after the payment to Seller as set forth above; provided, however, that Escrow Agent may retain a sufficient amount in the Escrow Account in order to keep the account open.

         (c) Upon written instruction of Purchaser, Escrow Agent shall commence making additional monthly payments to Seller of Four Thousand Five Hundred Seventy Eight and no/100 Dollars ($4,578) (the "Additional Monthly Payment") until such time as Escrow Agent is directed by Purchaser in writing to cease making the Additional Monthly Payment.

IV.      AUTHORITY OF ESCROW AGENT AND LIMITATION OF LIABILITY.

         (a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

         (b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

         (c) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

         (d) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.




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         (e) Seller shall pay to Escrow Agent compensation for its services hereunder to be determined from time to time by the application of the current rates than charged by Escrow Agent for accounts of similar size and character, with a minimum rate of Twenty Five Hundred Dollars ($2,500.00) per annum. Seller shall also pay to Escrow Agent an initial set up fee of Three Thousand Dollars ($3,000.00). In the event Escrow Agent renders any extraordinary services in connection with the escrow account at the written request of both parties, Escrow Agent shall be entitled to additional compensation therefor. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations or Purchaser and Seller hereunder. The terms of this paragraph shall survive termination of this Agreement.

         (f) Purchaser and Seller hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and against all liabilities, loses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which Escrow Agent may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive termination of this Agreement.

         (g) In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent. In addition, Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, and the parties shall pay all costs, expenses and disbursements in connection therewith, including attorney's fees. For purposes of this Escrow Agreement, the parties hereto agree to submit to the jurisdiction of the courts of the State of Delaware.

         (h) Escrow Agent may resign as Escrow Agent, and, upon its resignation, shall thereupon be discharged from any and shall further duties and obligations under this Agreement by giving notice in writing of such resignation to Purchaser and Seller, which notice shall specify a date upon which such resignation shall take effect. Upon the resignation of Escrow Agent, Purchaser and Seller shall, within sixty (60) business days after receiving the foregoing notice from Escrow Agent, designate a substitute escrow agent (the "Substitute Escrow Agent"), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder.

IV.      NOTICES.

         Except as otherwise provided herein, any notices, instruction or instrument to be delivered hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, or sent by facsimile, nationally-recognized overnight courier addressed to the parties or delivered by hand to the addresses forth on the signature page hereof or at such other address specified in writing by the addressee. Notices shall be deemed communicated upon the earlier of receipt or seventy-two (72) hours from the time of mailing as provided in this Article IV, and on the business day or first business day following transmission if given by facsimile.

V.       AMENDMENT.




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         This Escrow Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.

VI.      TERMINATION.

         This Agreement will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.

VII.     GOVERNING LAW.

         This is a Delaware contract and shall be governed by Delaware law in all respects.

VIII.    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.


                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]





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         IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective authorized representatives as of the day and year first above written.

TNCA, LLC                                        WILMINGTON TRUST COMPANY,
as Purchaser                                     Escrow Agent

By: __________________________                   By: __________________________
    C. Frederick Wehba II, President                 Title:
    TNCA, INC./ Manager

Address:                                         Address:
1900 Avenue of the Stars, Suite 2840             Rodney Square North
Los Angeles, CA 90067                            1100 North Market Street
Fax No.: (310) 282-8585                          Wilmington, Delaware 19890
Tel No.:  (310) 282-8000                         Fax No.: (302) 651 - 1576
Attention:  C. Frederick Wehba II                Tel No.: (302) 651 - 1834
                                                 Attention: W. Chris Sponenberg

TECHNICLONE CORPORATION
as Seller

By:_____________________________
         Steven C. Burke, CFO

Address:
14282 Franklin Avenue
Tustin, CA 92780
Fax No.:  (714) 838-9433
Tel No.:   (714) 508-6000






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                                   EXHIBIT "B"

                                LEGAL DESCRIPTION
                                -----------------

Parcel A:

Parcels 2 and 3 of parcel map 95-115, in the city of Tustin, County of Orange, State of California, as per map recorded in book 290 page(s) 3 through 5 inclusive of Miscellaneous maps, in the office of the County Recorder of said County.

Excepting therefrom all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual rights of drilling, mining, exploring and operating therefor, and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from land other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally thereof, and to redrill retunnel, equip, maintain, repair, deepen and operate any wells or mines, without, however, the right to drill, mine, store, explore and operate through the surface of the upper 500 feet of the subsurface of the land hereinabove described, as reserved in deeds or record.

Parcel B:

Easements for access, ingress, egress and parking over parcel A of parcel map recorded in book 290 , pages 3, 4 and 5 of parcel maps as set forth in that certain declaration of restrictions entitled "Franklin Court" and recorded January 9, 1996 as instrument No. 96-0012567 and re-recorded April 30, 1996 as instrument No. 96-214962 both of official records.







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                                   EXHIBIT "C"

                     LOCK BOX AGREEMENT CASH SWEEP PROVISION
                     ---------------------------------------


         Lender shall not cash sweep the Loan for so long as (i) Borrow submits all of the reports required under Section 3.12 of the Security Instrument; (ii) there are no reports from Techniclone's auditors or SEC publications which state that Techniclone has discontinued operations; (iii) on or before January 6, 2000, Techniclone provides to Lender internal, unaudited cash flow projections with notes prepared by it's Chief Financial Officer or equivalent reflecting that Techniclone has adequate sources of cash flow for continued operations for the succeeding twelve (12) month period; (iv) on or before January 6, 2001, Techniclone provides to Lender internal, unaudited cash flow projections with notes prepared by it's Chief Financial Officer or equivalent reflecting that Techniclone has adequate sources of cash flow for continued operations for the succeeding twelve (12) month period. In the event of an occurrence of (ii) above, or the failure by Borrower to provide (i), (iii) or (iv) above, then Lender shall sweep the lock box until such time as the Tenant Improvement and Leasing Commission Reserve shall reach the sum of Eight Hundred Fifty Thousand and no/100 Dollars ($850,000). Lender shall resume disbursement of funds to Borrower upon (x) submittal of the reports required under Section 3.12, or (y) Techniclone furnishes an unaudited cash flow projection, as referred to above, reflecting that it has adequate sources of cash flow for continued operations for a succeeding twelve (12) month period, respectively. Upon Lender's resumption of disbursement of funds to the Borrower, the Tenant Improvement and Leasing Commission Reserve shall be governed by the Reserve and Security Agreement. For example, if upon Lender's resumption of disbursement of funds, the Tenant Improvement and Leasing Commission Reserve shall contain $500,000, Borrower shall deposit the TI & LC Reserve Monthly Deposit (as defined in the Reserve and Security Agreement) until the Tenant Improvements and Leasing Commission Reserve shall reach $650,000. If, however, upon Lender's resumption of disbursement of funds, the Tenant Improvements and Leasing Commission Reserve shall contain $750,000, Borrower need no longer deposit the TI & LC Reserve Monthly Deposit into such reserve account. Notwithstanding the foregoing, Lender shall not resume disbursements under any circumstances if the Borrower is in default under any of the Loan Documents, which default shall take into account notice and opportunity to cure if and to the extent provided in the Loan Documents.





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